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                                                                    Exhibit 10.6

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                           PURCHASE AND SALE AGREEMENT


                           Dated as of March 23, 1999


                                     between


                                     each of


                            THE SELLERS NAMED HEREIN


                                       and


                           LFI RECEIVABLES CORPORATION


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I AGREEMENT TO SELL....................................................3

SECTION 1.1   SALES AND CONTRIBUTIONS..........................................3
SECTION 1.2   TIMING OF PURCHASES..............................................5
SECTION 1.3   CONSIDERATION FOR PURCHASES......................................5
SECTION 1.4   SALE TERMINATION DATE............................................5

ARTICLE II CALCULATION OF PURCHASE PRICE.......................................5

SECTION 2.1   PURCHASE REPORTS; CALCULATION OF PURCHASE PRICE..................5

ARTICLE III PAYMENT OF PURCHASE PRICE..........................................8

SECTION 3.1   INITIAL PURCHASE PRICE PAYMENT...................................8
SECTION 3.2   SUBSEQUENT PURCHASE PRICE PAYMENTS...............................8
SECTION 3.3   SETTLEMENT AS TO SPECIFIC RECEIVABLES............................9
SECTION 3.4   SETTLEMENT AS TO DILUTION........................................9
SECTION 3.5   RECONVEYANCE OF RECEIVABLES.....................................10

ARTICLE IV CONDITIONS OF PURCHASES............................................10

SECTION 4.1   CONDITIONS PRECEDENT TO INITIAL PURCHASE........................10
SECTION 4.2   CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES..............12

ARTICLE V REPRESENTATIONS AND WARRANTIES......................................12

SECTION 5.1   REPRESENTATIONS OF THE SELLERS..................................12

ARTICLE VI COVENANTS OF THE SELLERS...........................................16

SECTION 6.1   AFFIRMATIVE COVENANTS...........................................16
SECTION 6.2   REPORTING REQUIREMENTS..........................................18
SECTION 6.3   NEGATIVE COVENANTS..............................................19

ARTICLE VII ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE TRANSFERRED
RECEIVABLES...................................................................20

SECTION 7.1   RIGHTS OF THE COMPANY...........................................20
SECTION 7.2   RESPONSIBILITIES OF THE SELLERS.................................20
SECTION 7.3   RESPONSIBILITIES OF THE SELLERS.................................21
SECTION 7.4   APPLICATION OF COLLECTIONS......................................21

ARTICLE VIII  INDEMNIFICATION.................................................22

SECTION 8.1   INDEMNITIES BY THE SELLERS......................................22

ARTICLE IX ADDITION AND TERMINATION OF SELLERS................................23

SECTION 9.1   ADDITION OF SELLERS.............................................23
SECTION 9.2   CONDITIONS PRECEDENT TO THE ADDITION OF A SELLER................24
SECTION 9.3   TERMINATION OF A SELLER.........................................25

ARTICLE X MISCELLANEOUS.......................................................26

SECTION 10.1  AMENDMENTS, ETC.................................................26
SECTION 10.2  NOTICES, ETC....................................................27
SECTION 10.3  NO WAIVER; CUMULATIVE REMEDIES..................................27
SECTION 10.4  BINDING EFFECT; ASSIGNABILITY...................................27
SECTION 10.5  GOVERNING LAW...................................................28
SECTION 10.6  COSTS, EXPENSES AND TAXES.......................................28
SECTION 10.7  SUBMISSION TO JURISDICTION......................................29


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SECTION 10.8  WAIVER OF JURY TRIAL............................................29
SECTION 10.9  CAPTIONS AND CROSS REFERENCES; INCORPORATION BY REFERENCE.......29
SECTION 10.10 EXECUTION IN COUNTERPARTS.......................................30
SECTION 10.11 ACKNOWLEDGMENT AND AGREEMENT....................................30
SECTION 10.12 NO PROCEEDINGS..................................................30


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                             EXHIBITS AND SCHEDULES

EXHIBIT A         FORM OF PURCHASE REPORT
EXHIBIT B         FORM OF SELLER NOTE
EXHIBIT C         OFFICE LOCATIONS
EXHIBIT D         FORM OF ADDITIONAL SELLER SUPPLEMENT
EXHIBIT 6.2(C)    FORM OF AUDIT REPORT
SCHEDULE I        LIST OF SELLERS
SCHEDULE 5.1(O)   LIST OF LOCK-BOX ACCOUNTS
SCHEDULE 5.1(W)   PRIOR LEGAL NAMES
SCHEDULE 10.2     NOTICE ADDRESSES OF SELLERS


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                          PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement"), dated as of March 23, 1999, is between the seller parties named herein (each such party being a "Seller" and collectively, the "Sellers"), as sellers, and LFI RECEIVABLES CORPORATION, a Delaware corporation (the "Company"), as purchaser.

                                   DEFINITIONS

      Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Appendix A to the Receivables Purchase Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among the Company, LFI Servicing Corporation, as master servicer ("LFI Servicing"), Blue Ridge Asset Funding Corporation, as purchaser (the "Purchaser"), and Wachovia Bank, N.A., as Administrator for the Purchaser (the "Administrator"). The following terms have the respective meanings indicated below:

Available Funds: As defined in Section 3.2 hereof.

Deemed Collections: Amounts payable by the Sellers pursuant to Section 3.3 or
3.4. hereof.

Existing Receivable: As defined in the background.

Ineligible Receivable: As defined in Section 3.3 hereof.

Initial Cut-Off Date: The Business Day immediately preceding the Initial Purchase Date.

Initial Purchase Date: As defined in Section 1.2 hereof.

Lock-Box Accounts: One or more lock-box accounts held in Lock-Box Banks for receiving Collections from Pool Receivables.

Mandatory Seller Termination Date: As defined in Section 9.3(a) hereof.

Payment Date: The Initial Purchase Date and each Business Day thereafter that any Seller is open for business.

Permissive Seller Termination Date: As defined in Section 9.3(b) hereof.

Purchase Price: As defined in Section 2.1 hereof.

Purchase Report: As defined in Section 2.1 hereof.

Related Rights: As defined in Section 1.1(a) hereof.
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Sale Indemnified Amounts: As defined in Section 8.1 hereof.

Sale Indemnified Party: As defined in Section 8.1 hereof.

Sale Termination Date: As defined in Section 1.4 hereof.

Seller Addition Date: As defined in Section 9.2 hereof.

Seller Material Adverse Effect: Any material impairment of any Seller's ability to perform any of its material obligations or to comply with or conduct its business in accordance with any of its material representations, warranties, covenants or agreements under any Transaction Document or any material impairment of the interests, rights or remedies of the Purchaser against or with respect to such Seller or Sellers (individually or in the aggregate) under any Transaction Document, including any interests, rights or remedies of the Purchaser as an assignee of the Company under, or a third-party beneficiary of, this Agreement.

Seller Note: As defined in Section 3.1 hereof.

Solvent: With respect to any Seller, on any date of determination:

            (i) the fair value of the assets of such Seller at a fair valuation will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Seller;

            (ii) the present fair salable value of the property of such Seller will be greater than the amount that will be required to pay the probable liability of such Seller on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

            (iii) such Seller will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

            (iv) such Seller will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Transferred Receivable: At any time, (i) any Receivable sold to the Company by any Seller pursuant to, and in accordance with the terms of this Agreement, and
(ii) any Existing Receivable, but (in the case of clause (i) or (ii)) not any Receivable that has been reconveyed by the Company to a Seller pursuant to
Section 3.5. hereof.


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                                   Background

      1. The Company is a limited purpose corporation, which is a wholly-owned Subsidiary of Holdings, which is a wholly-owned Subsidiary of LFI, which is a wholly-owned Subsidiary of FII.

      2. The Company is the owner of certain Receivables as the result of the termination of the Existing Securitization and the acquisition of such Receivables by the Company (each such Receivable, an "Existing Receivable").

      3. The Sellers wish to sell Receivables and Related Rights to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase Receivables and Related Rights from the Sellers.

      4. The Company intends to sell to the Purchaser from time to time undivided interests in the Transferred Receivables and Related Rights pursuant to the Receivables Purchase Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                AGREEMENT TO SELL

      Section 1.1.Sales and Contributions.

      (a) Agreement to Sell. On the terms and subject to the conditions set forth in this Agreement (including Article V), and in consideration of the Purchase Price, on each day from and including the Initial Purchase Date to but excluding the Sale Termination Date, each Seller agrees to sell, assign and transfer, and does hereby sell, assign and transfer to the Company, and the Company agrees to purchase, and does hereby purchase, from each Seller, such Seller's right, title and interest in and to:

            (i) each Receivable (if any) of such Seller that existed and was owing to such Seller as of the close of such Seller's business on the Initial Cut-Off Date;

            (ii) each Receivable created or originated by such Seller after the close of such Seller's business on the Initial Cut-Off Date, to and including the Sale Termination Date;

            (iii) all rights to, but not the obligations under, all of the related Contracts (if any) and other Related Security (if any) related to such Receivables originated by such Seller whether now existing or hereafter acquired;

            (iv) all monies due or to become due with respect to the foregoing;


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            (v) all books and records related to any of the foregoing whether now existing or hereafter acquired;

            (vi) all Lock-Box Accounts, all amounts on deposit therein and all related agreements between such Seller and the Lock-Box Banks, in each case to the extent constituting or representing items described in paragraph (vii) below; and

            (vii) all Collections in respect of, and other proceeds (as defined in the UCC) of, any of the foregoing received on or after the Initial Cut-Off Date including, without limitation, all funds which either are received by such Seller, the Company or the Master Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of such Receivables, or are applied to such amounts owed by the Obligors (including without limitation, insurance payments, if any, that such Seller or the Master Servicer (if other than such Seller) applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon).

All purchases hereunder shall be made without recourse, but shall be made pursuant to and in reliance upon the representations, warranties and covenants of the Sellers, each in its respective capacity as a seller of Receivables, set forth in each Transaction Document. The proceeds and rights described in subsections (iii) through (vii) of this Section 1.1(a) are herein collectively called the "Related Rights."

      (b) [Reserved].

      (c) Absolute Transfer. It is the intention of the parties hereto that the conveyance of the Receivables and Related Rights by each Seller to the Company as provided in this Section 1.1 be, and be construed as, an absolute sale, without recourse, of such Receivables and Related Rights by such Seller to the Company. Furthermore, it is not intended that such conveyance be deemed a pledge of such Receivables and Related Rights by such Seller to the Company to secure a debt or other obligation of such Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 1.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be a "security agreement" within the meaning of Article 9 of the UCC and such Seller hereby grants to the Company a "security interest" within the meaning of Article 9 of the UCC in all of such Seller's right, title and interest in and to such Receivables and Related Rights, now existing and hereafter created, to secure a loan in an amount equal to the aggregate Purchase Prices therefor and each of such Seller's other payment obligations under this Agreement.

      Section 1.2.Timing of Purchases.

      (a) Initial Purchase Date Purchases. On the date of the first Purchase under the Receivables Purchase Agreement (the "Initial Purchase Date") each Seller shall sell to the Company, and the Company shall purchase, pursuant to
Section 1.1, each Seller's entire right,


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title and interest in (i) each of such Seller's Receivables that existed and were owing to such Seller as of the opening of such Seller's business on the Initial Purchase Date, and (ii) all Related Rights with respect thereto.

      (b) Subsequent Purchases. After the Initial Purchase Date, and continuing until the Sale Termination Date, each Receivable described in Section 1.1(a)(ii) hereof, and all the Related Rights with respect thereto, created or originated by a Seller shall be sold by such Seller to the Company (without any further action) upon the creation or origination of such Receivable. All such Receivables shall be sold to the Company on such date.

      Section 1.3.Consideration for Purchases.

      On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make all Purchase Price payments to each Seller in accordance with Article III.

      Section 1.4.Sale Termination Date.

      The "Sale Termination Date" shall be the earlier to occur of (i) with respect to a particular Seller, the date (if any) that is such Seller's Mandatory Seller Termination Date or Permissive Seller Termination Date, and
(ii) the Purchase Termination Date under the Receivables Purchase Agreement.

                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

      Section 2.1.Purchase Reports; Calculation of Purchase Price.

      On each Reporting Date (commencing with the first Reporting Date following the Initial Purchase Date), the Sellers shall deliver to the Company, LFI Servicing and the Administrator a combined report in substantially the form of Exhibit A (such report being herein called a "Purchase Report") with respect to the Company's purchases of Receivables from the Sellers:

      (a) that arose on the Initial Purchase Date (in the case of the first Purchase Report to be delivered hereunder, and

      (b) that arose during the Settlement Period immediately preceding such Reporting Date.

Each Purchase Report shall designate the amount of such Transferred Receivables that were Eligible Receivables on the date of origination (or, in the case of Existing Receivables and Receivables sold or transferred on the Initial Purchase Date, on the Initial Purchase Date).


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The "Purchase Price" (to be paid to a Seller for Receivables and the Related
Rights sold by it in accordance with the terms of Article III) for the Receivables and the Related Rights sold by such Seller shall be determined in accordance with the following formula:

      PP          =  AOB - (AOB X FMVD)

      where:

      PP          =     the Purchase Price as calculated as of the relevant
                        purchase date or Reporting Date, as applicable.

      AOB         =     (i) for purposes of calculating the Purchase Price for
                        Receivables sold or transferred by such Seller on the Initial Purchase Date, the aggregate Outstanding Balance of all Receivables that existed and were owing to the relevant Seller as measured as at the Initial Purchase
                        Date, and

                        (ii) for purposes of calculating the Purchase Price for Receivables sold or transferred by such Seller after the Initial Purchase Date, the aggregate Outstanding Balance thereof on the date of such sale or transfer.

      FMVD        =     Fair Market Value Discount Factor, which is the sum of
                        the Loss Discount and the Cost Discount, in each case as calculated on the Initial Purchase Date or the most recent Reporting Date, as applicable, as set forth in the definitions below. With respect to each calculation set forth above, the calculation of the FMVD shall remain in effect from and including the Initial Purchase
                        Date to but excluding the following Reporting Date and thereafter to but excluding each subsequent Reporting
                        Date.

      "Loss Discount" as measured on the Initial Purchase Date or any Reporting Date means the ratio, expressed as a percentage, of (i) the losses (i.e. write-offs to the bad debt reserve or other write-offs consistent with the Credit and Collection Policy, in each case, net of recoveries) recognized for all Pool Receivables during the period equal to twelve (12) successive months ending on the Initial Purchase Date or such Reporting Date, as the case may be (or, until the Reporting Date that is eleven (11) months following the first Reporting Date hereunder, during the period beginning on the Initial Purchase Date and ending on such Reporting Date), divided by (ii) the Collections on all Pool Receivables received during such period; provided that the Loss Discount for the Initial Purchase Date and the first Reporting Date thereafter shall be 0.10%.

      "Cost Discount" as measured on the Initial Purchase Date or any Reporting Date means a percentage determined in accordance with the following formula:

      CD = (TD/360) x CR

      where:


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      CD = the Cost Discount as measured on the Initial Purchase Date or such
Reporting Date;

      TD = the Turnover Days, as set forth in the most recent Purchase Report;
and

      CR = the Cost Rate as measured on the Initial Purchase Date or such Reporting Date.

      "Cost Rate" as measured on the Initial Purchase Date or any Reporting Date means a per annum percentage rate equal to the sum of (i) the LIBO Rate for the Initial Purchase Date or the related Settlement Period, as the case may be, plus
(ii) the Applicable Spread. "Applicable Spread" means 9.65% per annum, as adjusted from time to time according to the following two sentences. It is the intent of the parties that the Purchase Price paid hereunder continue to be an appropriate amount representing adequate consideration for the sale and purchase of Receivables and Related Rights hereunder. To this end, the parties agree to review on not less than a quarterly basis whether the per annum percentage rate then specified as the Applicable Spread would continue to result in a Purchase Price (which is otherwise determined in accordance with the terms hereof) that represents fair value for Receivables and Related Rights to be sold to the Company and to adjust such per annum percentage rate as they, in their discretion, deem necessary or advisable to achieve such objectives.

      "LIBO Rate" for the Initial Purchase Date or any Settlement Period (other than the initial Settlement Period) means the offered rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) appearing in The Wall Street Journal for three month LIBOR loans on the Initial Purchase Date or the first Business Day of such Settlement Period, as the case may be.

      "Turnover Days" means the product of (a) the quotient of (i) the aggregate Outstanding Balance of the Transferred Receivables as of the Initial Purchase Date or the first day of the Settlement Period next preceding such Reporting Date, divided by (ii) the aggregate amount of Collections received on all Transferred Receivables during such next preceding Settlement Period, times (b) the number of days in such next preceding Settlement Period (provided that Turnover Days for the Initial Purchase Date and the first Reporting Date thereafter shall be 51);

                                   ARTICLE III

                            PAYMENT OF PURCHASE PRICE

      Section 3.1 Initial Purchase Price Payment.

      On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to the applicable Sellers on the Initial Purchase Date the Purchase Price for the Receivables of such Seller existing on the Initial Purchase Date (a) in cash to the extent of the amount received by the Company in connection with the first Purchase made pursuant to the Receivables Purchase Agreement (provided that if the aggregate of the Purchase Prices exceeds


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the amount of cash so received by the Company, the Company shall apply such amount of cash ratably among the Purchase Prices payable to such Sellers) and
(b) by the issuance of a promissory note in the form of Exhibit B to the Sellers (such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called the "Seller Note") in an initial aggregate principal amount equal to the sum of the outstanding principal amount of the "Seller Note" of the Sellers issued in respect of the Existing Securitization plus the remainder (if any) of the Purchase Prices owing on the Initial Purchase Date to the Sellers, after subtracting the amount paid in cash.

      Section 3.2 Subsequent Purchase Price Payments.

      On each Business Day after the Initial Purchase Date on which a Seller sells any Receivables to the Company, until the termination of this Agreement pursuant to Section 10.4 hereof, the Company shall pay to such Seller the Purchase Price of such Receivables (i) by depositing into such account as such Seller shall specify immediately available funds from monies then held by or on behalf of the Company solely to the extent that such monies do not constitute Collections that are required to be identified or are deemed to be held by the Master Servicer pursuant to the Receivables Purchase Agreement or required to be distributed to the Administrator or the Purchaser pursuant to the Receivables Purchase Agreement or required to be paid to the Master Servicer as the Servicer's Fee, or otherwise necessary to pay current expenses of the Company (in its reasonable discretion) (such available monies, the "Available Funds") and provided that such Seller has paid all amounts then due by such Seller hereunder or (ii) by increasing the principal amount owed to such Seller under the Seller Note. The outstanding principal amount owed to any Seller under the Seller Note may be reduced from time to time (i) as provided in Section 3.3 or
3.4 hereof or (ii) by payments made by the Company from Available Funds, provided that such Seller has paid all amounts then due by such Seller hereunder.

      Each Seller shall make all appropriate record keeping entries with respect to amounts due to such Seller under the Seller Note to reflect payments by the Company thereon and such Seller's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest owed to such Seller under the Seller Note. The Sellers shall return the Seller Note to the Company upon the final payment of all amounts due to each Seller thereunder after the termination of this Agreement pursuant to Section 9.4 hereof.

      Section 3.3 Settlement as to Specific Receivables.

      If an officer of any Seller obtains knowledge or receives notice from the Company or the Administrator that (a) on the day that any Receivable purchased or transferred hereunder was created or originated by such Seller (or, in the case of Existing Receivables or Receivables purchased or transferred on the Initial Purchase Date, on the Initial Purchase Date), any of the representations or warranties set forth in Section 5.1(l) was not true with respect to such Receivable, or such Receivable was designated as an Eligible Receivable on the related Purchase Report (or, in the case of Existing Receivables, on the pro forma Settlement Report) and was not


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an Eligible Receivable or (b) on any day any of the representations or warranties set forth in Section 5.1(l) are no longer true with respect to a Transferred Receivable (each such Receivable, an "Ineligible Receivable"), then the Outstanding Balance of such Ineligible Receivable as of such day shall be applied to reduce the Purchase Price payable with respect to Receivables sold or transferred on such day or to reduce the outstanding principal amount owed to such Seller under the Seller Note; provided that if such Purchase Price and the outstanding principal amount owed to such Seller under the Seller Note have been reduced to zero, such Seller shall pay to the Company the remaining amount of the Outstanding Balance of such Ineligible Receivable that has not been so applied, in immediately available funds, not later than the relevant Settlement Date; provided, further, that if the Company receives payment on account of Collections due with respect to any such Ineligible Receivable after the date of such application or payment, the Company promptly shall deliver such funds to such Seller. The enforcement of the obligations of the Sellers set forth in this
Section 3.3 shall be the sole remedy of the Company with respect to Ineligible Receivables.

      Section 3.4 Settlement as to Dilution.

      Each Purchase Report shall include, in respect of the Receivables previously sold or transferred by the related Seller (and the pro forma Settlement Report shall include in respect of the Existing Receivables), a calculation of the aggregate reduction in the aggregate Outstanding Balance of such Receivables owed by particular Obligors on account of any Dilution Adjustment or any setoffs in respect of any claims by the Obligor(s) thereof (whether such claims arise out of the same or a related or unrelated transaction), during the most recent Settlement Period. The aggregate amount of such reduction shall be applied to reduce the outstanding principal amount owed to such Seller under the Seller Note, effective as of the relevant Settlement Date, and, if the outstanding principal amount owed to such Seller under the Seller Note has been reduced to zero, such Seller shall pay to the Company the remaining amount of such aggregate reduction that has not been so applied, in immediately available funds, not later than the relevant Settlement Date.

      Section 3.5 Reconveyance of Receivables.

      In the event that any Seller has paid (by effecting a Purchase Price reduction or otherwise) to the Company the full Outstanding Balance of a Transferred Receivable pursuant to Section 3.3 or 3.4, the Company shall reconvey and shall be deemed to have reconveyed such Receivable and all Related Rights with respect thereto to such Seller, without recourse, representation or warranty, but free and clear of all Liens created solely by the Company; such reconveyed Receivables and all Related Rights shall no longer be subject to the terms of this Agreement (including any obligation to turn over Collections with respect thereto) other than the obligation of the Company to deliver Collections received with respect to any such reconveyed Receivable.

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES


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      Section 4.1 Conditions Precedent to Initial Purchase.

      The initial purchase and contribution hereunder is subject to the condition precedent that the Company shall have received, on or before the Initial Purchase Date, the following, each (unless otherwise indicated) dated the Initial Purchase Date, and each in form, substance and date reasonably satisfactory to the Company and the Administrator:

      (a) A copy of the resolutions of the Board of Directors of each Seller approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by its Secretary or Assistant Secretary;

      (b) Good standing certificate for each Seller issued as of a recent date by the Secretary of State of the jurisdiction of its incorporation and its principal place of business;

      (c) A certificate of the Secretary or Assistant Secretary of each Seller certifying the names and true signatures of the officers authorized on such Seller's behalf to sign the Transaction Documents to be delivered by it (on which certificate the Company, the Master Servicer and the Administrator may conclusively rely until such time as the Company, the Master Servicer and the Administrator shall receive from such Seller a revised certificate meeting the requirements of this subsection (c);

      (d) The articles of incorporation of each Seller, duly certified by the Secretary of State of the jurisdiction of its incorporation as of a recent date, together with a copy of its by-laws, duly certified by its Secretary or an Assistant Secretary;

      (e) Any documents (including, without limitation, financing statements) required by the Administrator to be filed, registered or recorded in order to create, for the benefit of the Company (and the Administrator on behalf of the Purchaser, as assignee of the Company), a first priority perfected ownership interest in all Transferred Receivables and Related Rights in which the ownership interest may be assigned to it hereunder, in each office in each jurisdiction in which such filings, registration and recordations are required or, in the Administrator's opinion, desirable to perfect such ownership interest, and the Administrator shall be satisfied that all such filings, registrations and recording will be completed promptly following the Initial Purchase Date and that all necessary filing, registration, recording and other fees and all taxes and expenses related to such filings, registrations and recordings will be promptly paid in full by the Sellers;

      (f) A written search report from a Person satisfactory to the Master Servicer and the Administrator listing all effective financing statements that name any Seller as debtor or assignor and that are filed in the jurisdictions in which filings are to be made pursuant to the foregoing subsection (e), together with copies of such financing statements (none of which, except for those described in the foregoing subsection (e) and those relating to the Existing Securitization shall cover any Transferred Receivable or any Related Right related to any such Receivable), and tax and judgment lien search reports from a Person satisfactory to the Master Servicer and the Administrator showing no evidence of such liens filed against any Seller;

      (g) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company's and the Administrator's satisfaction; and

      (h) A certificate from an officer of each Seller to the effect that the Master Servicer and such Seller have taken all steps reasonably necessary to ensure that there shall be placed on all summary master control data processing reports generated after the Initial Purchase Date the following legend (or the substantive equivalent thereof): "THE RECEIVABLES DESCRIBED HEREIN OTHER THAN CERTAIN EXCLUDED RECEIVABLES HAVE BEEN SOLD TO LFI RECEIVABLES CORPORATION PER THAT PURCHASE AND SALE AGREEMENT, DATED AS OF MARCH 23, 1999, AS AMENDED, RESTATED OR REPLACED FROM TIME TO TIME, AND AN OWNERSHIP AND SECURITY INTEREST IN SUCH RECEIVABLES HAS BEEN GRANTED TO BLUE RIDGE ASSET FUNDING CORPORATION, PER THAT RECEIVABLES PURCHASE AGREEMENT DATED AS OF MARCH 23, 1999, AS AMENDED, RESTATED OR REPLACED FROM TIME TO TIME. CONTACT WACHOVIA BANK, N.A., ADMINISTRATOR, FOR FURTHER INFORMATION.

      Section 4.2 Certification as to Representations and Warranties.

      Each Seller, by accepting the Purchase Price related to each purchase of Receivables (and Related Rights), shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of the day of such purchase, with the same effect as though made on and as of such day.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Section 5.1 Representations of the Sellers.

      In order to induce the Company to enter into this Agreement and to make purchases hereunder, each Seller, in its capacity as a seller of Receivables under this Agreement, hereby makes the following representations and warranties:

      (a) Organization and Good Standing; Ownership. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. It had at all relevant times, and now has, all necessary power, authority, and legal right to create and own the Receivables and Related Rights.

      (b) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Seller Material Adverse Effect.

      (c) Power and Authority; Due Authorization. It (i) has all corporate power and authority (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to perform each of its obligations under each of the Transaction Documents to which it is a party and
(C) to service the Transferred Receivables and Related Rights originated by it and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

      (d) Valid Sale; Binding Obligations. This Agreement and each other Transaction Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (e) No Violation. The execution, delivery, and performance by such Seller of this Agreement and the other Transaction Documents to which it is a party do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles or certificate of incorporation or by-laws, or any material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other material agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of the Transferred Receivables pursuant to the terms of any such material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other material agreement or instrument, other than this Agreement and the other Transaction Documents to which it is a party, or (iii) violate any law or any order, rule, or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties, except where any such conflict, breach or default referred to in clause (i) or (iii), individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

      (f) No Proceedings. There are no actions, suits or proceedings or investigations pending, or, to its knowledge, threatened, against such Seller before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale and assignment of the Receivables under this Agreement or of the Asset Interest under the Receivables Purchase Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) that could reasonably be expected to have a Seller Material Adverse Effect.

      (g) Bulk Sales Act. The sale, transfer and assignment by such Seller of Receivables hereunder does not require compliance with any bulk sales act or similar law in the state of its incorporation and (if different) the state of its principal place of business.

      (h) Government Approvals. Except for (i) the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in
Article IV, shall have been duly made and shall be in full force and effect, and
(ii) such authorizations, approvals, notices, filings or other actions the failure of which to obtain or make could not reasonably be expected to result in a Seller Material Adverse Effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its due execution, delivery and performance of any Transaction Document to which it is a party; provided however, that with respect to Transferred Receivables (if any) owing by governmental Obligors, any failure to comply with the United States Federal Non-Assignment Act, 41 U.S.C. ss.15 or Assignment of Claims Act, 31 U.S.C. ss.3727 or with any similar federal or state legislation shall not constitute a breach of this representation and warranty.

      (i) [Reserved].

      (j) [Reserved].

      (k) [Reserved].

      (l) Quality of Title. (i) Each Transferred Receivable originated by it, together with the Related Rights, was, immediately prior to the transfer by it hereunder (or, in the case of Existing Receivables, at the time transferred by such Seller to the Company under the Existing Securitization), owned by it free and clear of any Lien (other than (x) in the case of any Existing Receivable, any Lien permitted pursuant to the Existing Securitization or (y) in the case of any other Receivable, any Permitted Lien) created pursuant to the Transaction Documents) and (ii) no financing statement or other instrument similar in effect covering any such Receivable, any interest therein or the Related Rights with respect thereto is on file in any recording office except such as may be filed
(1) in favor of the Company in connection with this Agreement, (2) in favor of Purchaser or the Administrator in accordance with the Receivables Purchase Agreement or in connection with any Lien arising solely as the result of any action taken by the Purchaser (or any assignee thereof) or by the Administrator,
(3) in favor of the Collateral Agent or (4) with respect to the Existing Securitization (as to which UCC-3 Termination Statements have been executed by the relevant purchaser and secured party and delivered on the Initial Purchase Date to the Administrator).

      (m) Accurate Reports. No Settlement Report (if prepared by it, or to the extent information therein was supplied by it) or other information, exhibit, financial statement, document, book, record or report furnished, in each case in writing, by or on its behalf to the Administrator or the Purchaser pursuant to this Agreement taken as a whole was inaccurate in any material respect as of the date it was dated or (except as otherwise disclosed to the Administrator or the Purchaser at such time) as of the date so furnished, or contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

      (n) Offices. Its principal place of business and chief executive office is located at the address set forth in Exhibit C and the offices where such Seller keeps all its books, records and documents evidencing the Transferred Receivables originated by it, the related Contracts, if any, and all other agreements related to such Receivables are located at the address specified in Exhibit C (or at such other locations, notified to the Master Servicer, the Company and the Administrator in accordance with Section 6.1(f), in jurisdictions where all action required by Section 7.3 has been taken or is being taken and will be completed within the time period required by Section 6.1(f)).

      (o) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the accounts at such Lock-Box Banks, are specified in Schedule 5.1(o) (or have been notified to and approved by the Administrator, on the Purchaser's behalf, in accordance with Section 7.3(d) of the Receivables Purchase Agreement and all action required by Section 8.5 of the Receivables Purchase Agreement has been taken or is being taken and will be completed within the required time periods as set forth in such Section 8.5).

      (p) Eligible Receivables; No Excluded Receivables. Each Receivable sold or transferred by it to the Company hereunder (and each Existing Receivable originated by it) and included in the Net Pool Balance as an Eligible Receivable on the date hereof or on the date of any Purchase, Reinvestment or computation of Net Pool Balance is an Eligible Receivable on such date. No such Receivable is an Excluded Receivable.

      (q) [Reserved].

      (r) Year 2000. From and after September 30, 1999, such Seller reasonably believes that it is Year 2000 Compliant and Ready.

      (s) Compliance with Credit and Collection Policy. With respect to each Transferred Receivable originated by it, it has complied in all material respects with its Credit and Collection Policy.

      (t) Payments to Originators. With respect to each Transferred Receivable originated by it, the Company has given reasonably equivalent value to it in consideration therefor and for the Related Rights with respect thereto and such transfer was not made for or on account of antecedent debt.

      (u) Taxes. It has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except to the extent any failure to file such returns or reports or pay such taxes or charges could not reasonably be expected to result in a Seller Material Adverse Effect.

      (v) Financial Condition. On the date hereof it is, and on the date of each transfer of a new Receivable hereunder (both before and after giving effect to such transfer), it shall be Solvent.

      (w) Prior Legal Names. From and after the date that fell five (5) years before the date hereof, it has not been known by any legal name other than its corporate name as of the date hereof, nor has it been the subject of any merger or similar change in corporate structure, except as disclosed on Schedule 5.1(w).

      (x) Compliance with Applicable Laws. It is in compliance, in all material respects, with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities applicable to the Transferred Receivables originated by it and related Contracts, if any, (including, to the extent a Transferred Receivable is owed by an individual, Consumer Credit Laws) except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

      (y) Reliance on Separate Legal Identity. It is aware that the Purchaser, the Liquidity Banks and the Administrator are entering into the transactions contemplated by the Transaction Documents and the Liquidity Agreement in reliance upon the Company's identity as a legal entity separate from it and each of its other Affiliates.

                                   ARTICLE VI

                            COVENANTS OF THE SELLERS

      Section 6.1 Affirmative Covenants.

      From the date hereof until the Final Payout Date, each Seller will, unless the Company and the Administrator shall otherwise consent in writing:

      (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Transferred Receivables originated by it and the Contracts, if any, and other agreements related thereto (including, to the extent a Transferred Receivable is owed by an individual, Consumer Credit Laws), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

      (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Seller Material Adverse Effect; provided, however, that this Section 6.1(b) shall not prevent any merger or consolidation of such Seller with or into
(i) any direct or indirect wholly-owned Subsidiary of FII or (ii) any other Person if a Mandatory Seller Termination Date or Permissive Seller Termination Date has been declared with respect to such Seller.

      (c) Receivables Review. At any time and from time to time upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Administrator, on the Purchaser's behalf, believes in good faith that a Liquidation Event has occurred and is continuing), in which case two (2) Business Days' notice shall be required) (i) during regular business hours, permit the Administrator, on the Purchaser's behalf, or any of its agents or representatives (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller relating to the Transferred Receivables originated by it, including, without limitation, the related Contracts, if any, and purchase orders and other agreements (if any), and (B) to visit the offices and properties of such Seller for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to the Transferred Receivables originated by it or such Seller's performance hereunder with any of the officers or employees of such Seller having knowledge of such matters; provided that the rights provided in this clause (i) shall not be exercised more than two (2) times in any one (1) calendar year so long as no Liquidation Event has occurred and is continuing; (ii) permit the Company and the Administrator or any of its agents or representatives, upon not less than five (5) Business Days' notice from the Administrator (unless a Liquidation Event has occurred and is continuing (or the Administrator believes in good faith that a Liquidation Event has occurred and is continuing) in which case one (1) Business Day's prior notice shall be required) to meet with the independent auditors (which, as of the Initial Purchase Date, is PricewaterhouseCoopers LLP) of such Seller to review such auditors' work papers and otherwise to review with such auditors the books and records of such Seller with respect to the Transferred Receivables generated by it and Related Rights; and (iii) without limiting the provisions of clause (i) or (ii) next above, from time to time, at the expense of such Seller, permit PricewaterhouseCoopers LLP or other auditors acceptable to the Administrator to conduct a review of such Seller's books and records with respect to the Transferred Receivables generated by it and Related Rights; provided, that, so long as no Liquidation Event has occurred and is continuing,
(x) such reviews shall not be done more than two (2) times in any one calendar year and (y) such Seller shall be responsible for the costs and expenses of only one such review in any one calendar year. The Administrator agrees (i) to comply, and to ensure that its respective agents and representatives acting under this Agreement comply, with each Seller's reasonable security and confidentiality requirements, (ii) to protect and maintain the confidentiality of all information disclosed or made available hereunder and (iii) to use such information only for the purpose of determining compliance with the provisions of this Agreement and for no other purpose. The Administrator and its respective agents and representatives shall return to the respective Seller upon request all tangible items and written documents provided to, made or compiled by, or otherwise acquired hereunder, including notes, samples, models, summaries, memoranda, records and other documents, and all copies thereof.

      (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Transferred Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables originated by it (including, without limitation, records adequate to permit the daily identification of Outstanding Balances by Obligor and related debit and credit details of the Transferred Receivables originated by it).

      (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under all Contracts and all purchase orders and other agreements, if any, related to the Transferred Receivables originated by it, the breach of which provisions, covenants and other promises could reasonably be expected to have a Seller Material Adverse Effect.

      (f) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Transferred Receivables originated by it, any related Contracts and all agreements (if any) related to such Transferred Receivables originated by it (and all available original documents relating thereto), at its address(es) referred to in Section 5.1(n) or, upon 30 days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 7.3 shall have been or is being taken and completed within the time periods prescribed by Section 7.3.

      (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in connection with the Transferred Receivables originated by it and all Contracts, if any, related thereto transferred by it hereunder.

      (h) Separate Corporate Existence of the Company. Take such actions as shall be required in order to maintain the separate identity of the Company separate and apart from it and any of its other Affiliates, including those actions applicable to such Seller set forth in Section 7.4 of the Receivables Purchase Agreement.

      (i) Accurate Reports. Each Settlement Report (if prepared by it, or to the extent information therein was supplied by it) and all other information, exhibits, financial statements, documents, books, records or reports furnished, in each case in writing, by or on its behalf to the Administrator or the Purchaser pursuant to this Agreement taken as a whole will not be inaccurate in any material respect as of the date it was dated or as of the date so furnished, or contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

      (j) Year 2000 Compliance: Each Seller will be Year 2000 Compliant and Ready not later than September 30, 1999, and will deliver certification thereof to the Administrator not later than September 30, 1999.

      Section 6.2 Reporting Requirements.

      From the date hereof until the Final Payout Date, each Seller will, unless the Company and the Administrator shall otherwise consent in writing, furnish to the Company and the Administrator:

      (a) Liquidation Events, Etc. Promptly and in any event within five Business Days after obtaining knowledge of the occurrence of any Liquidation Event, furnish to the Administrator, on the Purchaser's behalf, a written statement of the chief financial officer, treasurer or chief accounting officer of such Seller setting forth details of such event and the action that the applicable Seller will take with respect thereto.

      (b) Proceedings. As soon as possible and in any event within ten Business Days after it has knowledge thereof, written notice to the Company and the Administrator of (i) all pending proceedings and investigations of the type described in Section 5.1(f) not previously disclosed to the Company and/or the Administrator and (ii) any development in previously disclosed litigation which development could reasonably be expected to have a Seller Material Adverse Effect;

      (c) Audit of Receivables. As soon as available and in any event within 90 days after the end of each fiscal year, furnish to the Company and the Administrator, on the Purchaser's behalf, an audit report, prepared by independent auditors of the Sellers (which, as of the Initial Purchase Date, is PricewaterhouseCoopers LLP), as of the end of such fiscal year, substantially in the form of the report attached hereto as Exhibit 6.2(c) and covering such other matters as the Administrator may reasonably request in order to protect the interests of the Administrator or the Purchaser under or as contemplated by this Agreement.

      (d) Credit and Collection Policy. At least ten (10) Business Days prior to its effective date, notice of any material change in the character of its business or in its Credit and Collection Policy; and

      (e) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Transferred Receivables originated by it or its performance as a Seller hereunder that the Company or the Administrator may from time to time reasonably request in order to protect the interests of the Company, the Purchaser, the Administrator, or any other Affected Party under or as contemplated by the Transaction Documents.

      Section 6.3 Negative Covenants.

      From the date hereof until the Final Payout Date, each Seller agrees that, unless the Administrator shall otherwise consent in writing, it shall not:

      (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Lien upon or with respect to, any Transferred Receivable or Related Right, or any interest therein, or any account to which any Collections of any Transferred Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Lock-Box Agreements, set-off rights of any bank at which any such account is maintained).

      (b) Change in Business; Credit and Collection Policy. Make or permit to be made any change in the character of its business or in its Credit and Collection Policy, which change would, in either case, impair the collectibility of any significant portion of the Transferred Receivables generated by it or otherwise have a Seller Material Adverse Effect, unless with respect to any material change in accounting policies relating to Transferred Receivables, such change is made in accordance with GAAP.

      (c) Receivables Not to be Evidenced by Promissory Notes. Take any action to cause or permit any Transferred Receivable originated by it to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of overdue Receivables, provided that the original of such instrument is delivered to the Administrator, duly endorsed.

                                   ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                     RESPECT OF THE TRANSFERRED RECEIVABLES

      Section 7.1 Rights of the Company.

      Each Seller hereby authorizes the Company and the Master Servicer or their respective designees to take any and all steps in such Seller's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Transferred Receivables originated by it, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Transferred Receivables and the provisions of the related Contracts, if any, that concern payment and/or enforcement of rights to payment.

      Section 7.2 Responsibilities of the Sellers.

      Anything herein to the contrary notwithstanding:

      (a) Collection Procedures. Each Seller agrees to direct the Obligors, as promptly as practicable after a Liquidation Event, to make payments of Transferred Receivables originated by it directly to a Lock-Box Account that is the subject of a Lock-Box Agreement at a Lock-Box Bank. Each Seller further agrees to transfer any Collections (including any security deposits applied to the Outstanding Balance of any Transferred Receivable) that it receives directly to the Master Servicer within two Business Days after receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company; provided that, to the extent permitted to be paid to such Seller pursuant to Section 3.2, each Seller may retain such Collections as a portion of the Purchase Price then payable.

      (b) Performance Under Contract. Each Seller shall remain responsible for performing its obligations hereunder and under the Contracts, if any, related to any Transferred Receivable originated by it, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Seller from such obligations.

      (c) Power of Attorney. Each Seller hereby grants to the Master Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by the Company (whether or not from such Seller) in connection with any Transferred Receivable originated by it hereunder.

      (d) Sellers as Servicers. The Master Servicer hereby appoints each Seller (other than Drexel Heritage Home Inspirations, Inc.) as, and each such Seller hereby agrees to act as, servicer with respect to any Transferred Receivables for which such Seller is the originator (and Drexel Heritage Furnishings, Inc. hereby agrees to act as servicer with respect to any Transferred Receivables originated by Drexel Heritage Home Inspirations, Inc.), and, with respect thereto shall be a "Servicer" under the Receivables Purchase Agreement. Accordingly, in connection with such Receivables, each Seller hereby assumes all of the responsibilities and obligations under the Receivables Purchase Agreement of the Master Servicer with respect to the servicing of all Transferred Receivables originated by it.

      Section 7.3 Responsibilities of the Sellers.

      Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company may reasonably request in order to perfect, protect or more fully evidence the Company's ownership of the Transferred Receivables (and the Related Rights), or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, each Seller will:

      (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

      (b) mark the summary master control data processing records with the legend set forth in Section 4.1(h).

Each Seller hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignment thereof, relative to all or any of the Transferred Receivables (and the Related Rights) now existing or hereafter sold or transferred by such Seller. If any Seller fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself, on behalf of such Seller, perform, or cause performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by such Seller as provided in
Section 10.6.

      Section 7.4 Application of Collections.

      Any payment by an Obligor in respect of any indebtedness owed by it to any Seller in respect of any Contract shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied first, as a Collection of the Transferred Receivables of such Obligor, in the order of the age of such Receivables, starting with the oldest of such Receivables, and second, to any other indebtedness of such Obligor.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      Section 8.1 Indemnities by the Sellers.

      Without limiting any other rights which the Company may have hereunder or under applicable law, each Seller hereby agrees to indemnify the Company and each of its permitted assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "Sale Indemnified Party"), on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the following:

      (a) the transfer by such Seller of an interest in any Transferred Receivable or Related Right to any Person other than the Company, except in connection with (i) any reconveyance of a Receivable under Section 3.5 or (ii) any transfer or disposition of a Transferred Receivable by such Seller in its capacity as a Servicer on behalf of the Company;

      (b) the breach of any representation or warranty made by such Seller under or in connection with this Agreement or any other Transaction Document, or any written information or report delivered by such Seller pursuant hereto or thereto which shall have been false or incorrect in any material respect when made or deemed made;

      (c) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract, or the nonconformity of any Transferred Receivable generated by it or the related Contract with any such applicable law, rule or regulation;

      (d) the failure to vest and maintain vested in the Company an ownership interest in the Transferred Receivables generated by it and the Related Rights free and clear of any Lien, other than a Lien arising solely as a result of an act of the Company, the Purchaser or the Administrator, whether existing at the time of the purchase of such Receivables or at any time thereafter;

      (e) the failure of such Seller to file with respect to itself, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Transferred Receivables originated by it or purported Transferred Receivables originated by such Seller, whether at the time of any purchase or at any subsequent time;

      (f) any dispute, claim, offset or defense (other than nonpayment due to credit problems of the Obligor) of the Obligor to the payment of any Transferred Receivable or purported Transferred Receivable originated by such Seller (including, without limitation, a defense based on such Receivables or the related Contracts, if any, not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services or merchandise related to any such Receivable or the furnishing of or failure to furnish such services or merchandise;

      (g) any product liability claim arising out of or in connection with services or merchandise that are the subject of any Transferred Receivable originated by such Seller;

      (h) any tax or governmental fee or charge (but not including Excluded Taxes), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Transferred Receivables originated by such Seller or any Related Right connected with any such Receivables; and

      (i) the failure of such Seller to comply with any of the obligations contained in this Agreement or any other Transaction Document applicable to it, including its obligations as a Servicer;

excluding, however, (i) Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Sale Indemnified Party, and (ii) any indemnification which has the effect of recourse to such Seller for non-payment of the Transferred Receivables due to credit problems of the Obligors.

      If for any reason the indemnification provided above in this Section 8.1 is unavailable to a Sale Indemnified Party or is insufficient to hold such Sale Indemnified Party harmless, then such Seller shall contribute to the amount paid or payable by such Sale Indemnified Party to the maximum extent permitted under applicable law.

                                   ARTICLE IX

                       ADDITION AND TERMINATION OF SELLERS

      Section 9.1 Addition of Sellers.

      Subject to Section 9.2, from time to time one or more Subsidiaries who are 100% owned, directly or indirectly, by FII may become Sellers hereunder and parties hereto. If any such Subsidiary wishes to become an additional Seller or if FII or any Seller desires to acquire any Person as a new wholly-owned Subsidiary and cause such Subsidiary to be an additional Seller at the time such acquisition is consummated, it shall submit a request to such effect in writing to the Company and the Administrator. If the Company (which, for purposes of this provision shall not include any assignee under Section 10.11) shall have agreed to any such request, such Subsidiary shall become an additional Seller hereunder and a party hereto on the related Seller Addition Date upon the satisfaction of the conditions set forth in Section 9.2.

      Section 9.2 Conditions Precedent to the Addition of a Seller.

      No Subsidiary of FII approved by the Company as an additional Seller pursuant to Section 9.1 shall be added as a Seller hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Seller (the "Seller Addition Date"):

            (a) the Company and the Administrator shall have received copies of duly adopted resolutions of the Board of Directors of such Seller, as in effect on the related Seller Addition Date, authorizing this Agreement, the execution of a supplement to this Agreement and the Seller Note, substantially in the form of Exhibit D, making such Seller a "Seller" herein and thereunder, the documents to be delivered by such Seller hereunder and under any other Transaction Document and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;

            (b) the Company and the Administrator shall have received duly executed certificates of the Secretary or an Assistant Secretary of such Seller, dated the related Seller Addition Date, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign any instruments or documents in connection with the addition of such Seller as a "Seller" under this Agreement or any other Transaction Document;

            (c) a Lock-Box Account with respect to the Transferred Receivables and Related Rights to be sold by such Seller shall have been established and approval of the Administrator has been obtained pursuant to Section 7.3(d) of the Receivables Purchase Agreement;

            (d) the Company and the Administrator shall have received acknowledgment copies (or other evidence of filing reasonably acceptable to the Administrator, on the Purchaser's behalf,) of (i) proper financing statements (Form UCC-1), in such form as the Administrator, on the Purchaser's behalf, may reasonably request, naming such Seller as the debtor and seller of Transferred Receivables and Related Rights to be sold by such Seller, the Company as the secured party and purchaser thereof and the Purchaser as assignee, and (ii) financing statements (Form UCC-1), in such form as the Administrator, on the Purchaser's behalf, may reasonably request, naming the Company as the debtor and seller of an undivided percentage interest in the Transferred Receivables and Related Rights to be sold by such Seller and the Purchaser as the secured party and purchaser thereof, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator, on the Purchaser's behalf, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by such Seller to the Company of, and the Purchaser's undivided percentage interest in, Transferred Receivables and Related Rights to be sold by such Seller;

            (e) the Company and the Administrator, on the Purchaser's behalf, shall have received search reports (i) listing all effective financing statements that name such Seller as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (e) above and in such other jurisdictions that the Administrator shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in subsection (e) above) shall cover any Transferred Receivables or Related Rights unless appropriate releases and/or termination statements with respect thereto are executed and delivered to the Company and the Administrator), and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no such Liens;

            (f) such Seller shall have delivered or transmitted to the Company, with respect to the Transferred Receivables originated by it, a computer tape, diskette or data transmission reasonably acceptable to the Company showing, as of a date no later than five Business Days preceding the related Seller Addition Date, the information required to be contained in a Purchase Report as to all Transferred Receivables to be transferred by such Seller to the Company on the related Seller Addition Date; and

            (g) the Company and the Administrator shall have received such other approvals, opinions or documents as the Company or the Administrator, as the case may be, shall reasonably request.

      Section 9.3 Termination of a Seller.

      (a) Any Seller (other than FII) shall be terminated as a Seller hereunder by the Company and with prior written notice to the Administrator, on behalf of the Purchaser, on the date such Seller ceases to be a wholly-owned direct or indirect Subsidiary of FII (a "Mandatory Seller Termination Date"); provided that (i) the aggregate Outstanding Balance of the Transferred Receivables of any such Sellers which so cease to be wholly-owned Subsidiaries at such time (together with the aggregate Outstanding Balance of Transferred Receivables of all Sellers which have been terminated pursuant to this Section 9.3 within the preceding 90 days) shall not exceed 10% of the aggregate Outstanding Balance of all Transferred Receivables at such time and (ii) the Purchase Termination Date has not occurred and no Purchase Termination Date would occur as a result thereof. From and after any Mandatory Seller Termination Date, the Company shall cease buying Receivables and other Related Rights from the related Seller. Each such Seller shall be released as a Seller party hereto for all purposes and shall cease to be a party hereto on the 90th day after the date on which there are no amounts outstanding with respect to Transferred Receivables previously sold by such Seller to the Company, whether such amounts have been collected or written off in accordance with the Credit and Collection Policy of such Seller. Prior to such day, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Transferred Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to direct the deposit of Collections into the appropriate Lock-Box Account.

      (b) From time to time, the Sellers, or the Master Servicer on behalf of the Sellers, may request in writing (with a copy to the Administrator) that the Company designate one or more Sellers as Sellers that shall cease to be parties to this Agreement (a "Permissive Seller Termination"); provided that no Purchase Termination Date has occurred or will occur as a result thereof. Promptly after receipt of any such designation by the Company, the Administrator and each other Seller, such Seller shall select a date, which date shall not be earlier than 30 days after the date of receipt by the Administrator of written notice of such designation, as such Seller's "Permissive Seller Termination Date"; provided that such Permissive Seller Termination may not occur with respect to a Seller without the written consent of the Administrator, on behalf of the Purchaser, if the aggregate Outstanding Balance of the Transferred Receivables of such Seller exceeds 10% of the aggregate Outstanding Balance of all Transferred Receivables on the Reporting Date immediately preceding the date of such notice to the Administrator. From and after any Permissive Seller Termination Date, the Company shall cease buying Receivables and other Related Rights from the related Seller. Each such Seller shall be released as a Seller party hereto for all purposes and shall cease to be a party hereto on the 90th day after the date on which there are no amounts outstanding with respect to Transferred Receivables previously sold by such Seller to the Company, whether such amounts have been collected or written off in accordance with the Credit and Collection Policy of such Seller. Prior to such day, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Transferred Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to direct the deposit of Collections into the appropriate Lock-Box Account.

      (c) A terminated Seller shall have no obligation to repurchase any Transferred Receivables previously sold by it to the Company, but will have continuing obligations with respect such Receivables (including, without limitation, paying any Sale Indemnified Amounts) to the extent such obligations arise hereunder or under any Transaction Document to which such Seller is a party, and shall be entitled to receive any Collections or reconveyed Receivables or other amounts pursuant to the provisions of Article III.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1 Amendments, Etc.

      (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Seller, the Company, the Administrator and the Master Servicer.

      (b) No failure or delay on the part of the Company, the Master Servicer, any Seller or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Master Servicer, or any Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Master Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      Section 10.2 Notices, Etc.

      All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below, or to such other address as may be hereafter notified by the respective parties hereto:

      (a)   The Company:

            LFI RECEIVABLES CORPORATION
            4000 Lifestyle Court
            High Point, NC 27265
            Attention:  Ronald J. Hoffman and Richard J. Kennett
            Telephone:  (336) 878-7100
            Fax:  (336) 878-7005

      (b)   The Sellers:

            to the addresses set forth in Schedule 10.2.

All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

      Section 10.3 No Waiver; Cumulative Remedies.

      The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 10.4 Binding Effect; Assignability.

      This Agreement shall be binding upon and inure to the benefit of the Company, the Sellers and their respective successors and permitted assigns. No Seller may assign its rights hereunder or any interest herein except to another wholly-owned direct or indirect subsidiary of FII that has been admitted as a Seller hereunder without the prior written consent of the Company and the Administrator; subject to Section 10.11, the Company may not assign its rights hereunder or any interest herein without the prior written consent of the Sellers and the Administrator. The Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Sale Termination Date on which each Seller has received payment in full for all Transferred Receivables originated by it and Related Rights conveyed pursuant to Section 1.1 hereof and has paid and performed all of its obligations hereunder in full. The rights and remedies with respect to any breach of any representation and warranty made by the Sellers pursuant to Article V and the indemnification and payment provisions of Article VIII and Section 10.6 shall be continuing and shall survive any termination of this Agreement for the applicable statute of limitations period.

      Section 10.5 Governing Law.

      THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE COMPANY IN THE TRANSFERRED RECEIVABLES OR RELATED RIGHTS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      Section 10.6 Costs, Expenses and Taxes.

      In addition to the obligations of the Sellers under Article VIII, each Seller agrees to pay on demand:

      (a) all reasonable costs and expenses, including attorneys' fees, in connection with any amendment, waiver, restatement or other modification of this Agreement or the other Transaction Documents executed by it and/or the enforcement against such Seller of this Agreement and the other Transaction Documents executed by it after the occurrence of a Liquidation Event which has not been cured or waived; and

      (b) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      Section 10.7 Submission to Jurisdiction.

      EACH PARTY HERETO HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL

COURT; (C) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (D) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SCHEDULE 10.2; AND (E) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

      Section 10.8 Waiver of Jury Trial.

      EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      Section 10.9 Captions and Cross References; Incorporation by Reference.

      The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

      Section 10.10 Execution in Counterparts.

      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      Section 10.11 Acknowledgment and Agreement.

      By execution below, each Seller expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement shall be assigned by the

Company to the Purchaser pursuant to the Receivables Purchase Agreement (and the Purchaser may further assign such rights in accordance with the Receivables Purchase Agreement), and each Seller consents to such assignment. Each of the parties hereto acknowledges and agrees that the Administrator and the Purchaser are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which such Seller is a party as seller.

      Section 10.12 No Proceedings.

      Each Seller agrees that it shall not institute against the Company, or join any other Person in instituting against the Company, or join any other Person in instituting against the Company, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) as long as there shall not have elapsed one year plus one day since the Final Payout Date. The foregoing shall not limit any Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Seller.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duty authorized, as of the date first above written.

                                 THE BERKLINE CORPORATION


                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________


                                 DREXEL HERITAGE FURNISHINGS, INC.


                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________


                                 DREXEL HERITAGE HOME INSPIRATIONS INC.


                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________


                                 FURNISHINGS INTERNATIONAL INC.


                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________


                                 HENREDON FURNITURE INDUSTRIES, INC.


                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________


                                 LEXINGTON FURNITURE INDUSTRIES, INC.

                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________


                                 MAITLAND-SMITH, INC.


                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________


                                 THE ROBERT ALLEN GROUP, INC.


                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________


                                 UNIVERSAL FURNITURE LIMITED


                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________


                                 LFI RECEIVABLES CORPORATION


                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________

                                                                  Sale Agreement
                                                                       EXHIBIT A

                                 PURCHASE REPORT

                                [NAME OF SELLER]

                           LFI RECEIVABLES CORPORATION
                                  As of (DATE)

                                                                  Sale Agreement
                                                                       EXHIBIT B

                                 PROMISSORY NOTE
                                 (NON-NEGOTIABLE
                                  SELLER NOTE)

                                                                  March 23, 1999

      FOR VALUE RECEIVED, the undersigned, LFI RECEIVABLES CORPORATION, a Delaware corporation (the "Company"), promises to pay to each Seller set forth from time to time on Schedule I hereto (each, a "Seller" and collectively, the "Sellers"), on the terms and subject to the conditions set forth herein and in the Purchase Agreement referred to below, the principal amount from time to time owing by the Company to such Seller as determined in accordance with Article III of the Purchase Agreement referred to below and Section 3 hereof, which principal amount shall be shown in the records of such Seller.

      1. Purchase Agreement. This promissory note (this "Seller Note") is the Seller Note described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement of even date herewith (as the same may be amended or otherwise modified from time to time, the "Purchase Agreement"), between the Sellers from time to time parties thereto and the Company. Reference is hereby made to the Purchase Agreement for a statement of certain other rights and obligations of the Sellers and the Company.

      2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase Agreement and in Appendix A to the Receivables Purchase Agreement dated as of even date herewith among LFI Servicing Corporation, as Master Servicer, the Company, Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., as Administrator (as it may be amended or otherwise modified from time to time, the "Receivables Purchase Agreement"). In addition, as used herein, the following terms have the following meanings:

Bankruptcy Proceedings: As defined in clause (b) of paragraph 9 hereof.

Final Maturity Date: The date that is one year and one day following the Final Payout Date.

Interest Period: The period from and including a Reporting Date or, in the case of the first Interest Period, the date hereof) to but excluding the next Reporting Date.

Senior Interest: Collectively, (i) the obligation of the Company and the Master Servicer to set aside, and to turn over, Collections and other proceeds of the Asset Interest acquired by Purchaser pursuant to the Receivables Purchase Agreement, (ii) any Indemnified Amounts and (iii) all other obligations of the Company that are due and payable to any Affected Party, together with all interest accruing on any such amounts after the commencement of any Bankruptcy

Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company of anyone else, to collect such interest.

Senior Interest Holders: Collectively, the Purchaser, the Administrator, the other Affected Parties and the Indemnified Parties.

      3. Interest. Subject to the provisions set forth below, the Company promises to pay interest on the aggregate principal amount hereunder from time to time outstanding during any Interest Period at a rate per annum equal to the Eurodollar Rate as in effect from time to time on the first Business Day of each Settlement Period, as determined by the Master Servicer, plus .50%, but in no event in excess of the maximum rate permitted by law, provided that interest not paid on the first Business Day of a Settlement Period may be added to the principal amount of this Seller Note or may be paid in a subsequent period. In the event that, contrary to the intent of the Sellers and the Company, the Company pays interest hereunder at a rate determined to be in excess of the then legal maximum rate, then that portion of any interest payment by the Company representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due hereunder. Such deemed payment of principal shall be applied ratably to the outstanding principal amount owed to each Seller.

      4. Interest Payment Dates. Subject to the provisions set forth below, the Company shall pay accrued interest on this Seller Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment. Interest accrued but not paid on any Settlement Date shall not be a default hereunder but may be added to the principal amount of this Seller Note or may be payable on the next succeeding Settlement Date or Dates until paid.

      5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.

      6. Principal Payment Dates. Subject to the provisions set forth below, payments of the principal amount owing to any Seller under this Seller Note shall be made as follows:

      (a) The principal amount owing to any Seller under this Seller Note shall be reduced from time to time pursuant to Sections 3.2, 3.3 and 3.4 of the Purchase Agreement;

      (b) The entire remaining outstanding principal amount owing to each Seller under this Seller Note shall be paid on the Final Payout Date.

To the extent that amounts available to make any payments due hereunder on any date are insufficient to make such payments in full, each Seller shall receive a ratable portion of such available amounts based upon the respective outstanding principal amounts owed to the Sellers on such date under this Seller Note. Subject to the provisions set forth below, the principal amount of and accrued interest owing to any Seller under this Seller Note may be prepaid on any Business Day without premium or penalty.

      7. Payments. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

      8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the provisions set forth below and to any limitation imposed by applicable law, the Company agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by any Seller in seeking to collect any amounts payable hereunder which are not paid when due.

      9. Provisions Regarding Restrictions on Payment. The Company covenants and agrees, and each Seller, by its acceptance of this Seller Note, likewise covenants and agrees on behalf of itself and any holder of this Seller Note, that the payment of the principal amount of, and interest on, this Seller Note is hereby expressly subject to certain restrictions set forth in the following clauses of this paragraph 9:

      (a) No payment or other distribution of the Company's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Seller Note except to the extent such payment or other distribution is permitted under the Purchase Agreement and the Receivables Purchase Agreement;

      (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Interest shall first be paid and performed in full and in cash before the Sellers shall be entitled to receive and to retain any payment or distribution in respect to this Seller Note. In order to implement the foregoing, the Sellers hereby irrevocably agree that the Administrator, in the name of the Sellers or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and the file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Sellers relating to this Seller Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

      (c) In the event that any Seller receives any payment or other distribution of any kind or character from the Company or from other source whatsoever, in respect of this Seller Note, other than as expressly permitted by the terms of this Seller Note, such payment or other distribution shall be received for the benefit of the Senior Interest Holders to the extent of the Senior Interest and shall be turned over by such Seller to the Administrator (for the benefit of the Senior Interest Holders) forthwith;

      (d) Each Seller agrees that no payment or distribution to such Seller pursuant to the provisions set forth in this Section 9 shall entitle such Seller to exercise any right of subrogation until the Senior Interest has been indefeasibly paid in full in cash;

      (e) The provisions set forth in this Section 9 are intended for the purpose of defining the relative rights of the Sellers, on the one hand, and the Senior Interest Holders on the other hand;

      (f) No Seller shall, until the Final Maturity Date, transfer, pledge or assign, or commence legal proceedings to enforce or collect this Seller Note or any rights in respect hereof, except to a permitted assignee that assumes all of such Seller's rights and obligations under the Purchase Agreement;

      (g) The Sellers shall not, without the advance written consent of the Administrator, commence, take any action to cause any other Person to commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until the Final Maturity Date shall have occurred;

      (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

      (i) Each Seller hereby waives: (i) notice of acceptance of these provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor, other than the exercise of commercial reasonableness and ordinary care;

      (j) These provisions constitute a continuing offer from the holders of this Seller Note to all Senior Interest Holders; and these provisions are made for the benefit of the Senior Interest Holders, and the Administrator or the Purchaser may proceed to enforce such provisions on behalf of each of such Persons.

      10. General. No failure or delay on the part of any Seller in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power of right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Seller Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and the Sellers and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

      11. No Negotiation. This Seller Note is not negotiable.

      12. Governing Law. THIS PROMISSORY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      13. Captions. Paragraph captions used in this Seller Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Seller Note.

                                 LFI RECEIVABLES CORPORATION


                                 By:_________________________________
                                 Name:____________________________
                                 Title:___________________________

                                                                  Sale Agreement
                                                                      SCHEDULE I

                                 List of Sellers

The Berkline Corporation
Drexel Heritage Furnishings, Inc.
Drexel Heritage Home Inspirations Inc.
Furnishings International Inc.
Henredon Furniture Industries, Inc.
Lexington Furniture Industries, Inc.
Maitland-Smith, Inc.
The Robert Allen Group, Inc.
Universal Furniture Limited

                                                                  Sale Agreement
                                                                       EXHIBIT C

                     OFFICE LOCATION WHERE RECORDS ARE KEPT

Seller


Master Servicer

                                                                  Sale Agreement
                                                                       EXHIBIT D

                     [FORM OF ADDITIONAL SELLER SUPPLEMENT]

      SUPPLEMENT, dated [___________________], to the Purchase and Sale Agreement, dated as of March 23, 1999 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Sale Agreement"), among LFI Receivables Corporation and the Sellers named therein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Sale Agreement.

                              W I T N E S S E T H:

      WHEREAS, the Sale Agreement provides that any wholly owned, direct or indirect, Subsidiary of Furnishings International Inc., although not originally a Seller thereunder, may become a Seller under the Sale Agreement upon the satisfaction of each of the conditions precedent set forth in Sections 9.2 of the Sale Agreement and any applicable provisions of any Supplement; and

      WHEREAS, the undersigned was not an original Seller under the Sale Agreement and the Seller Note or an original Servicer but now desires to become a Seller and a Servicer, respectively, thereunder.

      NOW, THEREFORE, the undersigned hereby agrees as follows:

      The undersigned agrees to be bound by all of the provisions of each of the Sale Agreement and the Receivables Purchase Agreement applicable to a Seller and a Servicer, respectively, thereunder and agrees that it shall, on the date this Supplement is accepted by the Company, become (a) in the case of the Sale Agreement, a Seller, (b) in the case of the Receivables Purchase Agreement, a Servicer, and (c) in the case of the Seller Note, a Seller, for all purposes of the Sale Agreement, the Receivables Purchase Agreement and the Seller Note, respectively, to the same extent as if originally a party thereto. Schedule I to each of the Sale Agreement, the Receivables Purchase Agreement and the Seller Note are each hereby deemed amended to add the undersigned thereto.

              [The remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.


                                    [Insert name of Seller/Servicer]



                                    By:_________________________________________
                                       Title:


Accepted as of the date
first above written:

LFI RECEIVABLES CORPORATION


By:___________________________________
   Title:


Acknowledged as of the date
first above written:

WACHOVIA BANK, N.A.,
as Administrator


By:___________________________________
   Title:

                                                                  Sale Agreement
                                                                SCHEDULE 5.1 (w)

                        Prior Legal Names of Each Seller

                                                                  Sale Agreement
                                                                   SCHEDULE 10.2

                           Notice Addresses of Sellers

The Berkline Corporation                Drexel Heritage Furnishings, Inc.
One Berkline Drive                      101 North Main Street
P.O. Box 6003                           Drexel, NC  25619
Morristown, TN  37815                   Attention:  Don Biggerstaff
Attention:  Larry Musick                Fax:  (828) 433-3148
Fax:  (423) 585-4420

Drexel Heritage Home Inspirations Inc.  Furnishings International Inc.
101 North Main Street                   4000 Lifestyle Court
Drexel, NC  25619                       High Point, NC  27265
Attention:  Don Biggerstaff             Attention:  Jeff Sims
Fax:  (828) 433-3148                    Fax:  (336) 476-5631

Henredon Furniture Industries, Inc.     Lexington Furniture Industries, Inc.
400 Henredon Road                       411 S. Salisbury
Morganton, NC  28655                    Lexington, NC  27252
Attention:  Tom O'Connell               Attention:  Bryan Milleson
Fax:  (828) 437-9076                    Fax:  (336) 249-5203

Maitland-Smith, Inc.                    The Robert Allen Group, Inc.
2427 Penny Road                         55 Cabot Blvd.
Suite 101                               Mansfield, MA  02048
High Point, NC  27265                   Attention:  Paul Luba
Attention:  Fran Kelch                  Fax:  (508) 339-5546
Fax:  (336) 888-6955

Universal Furniture Limited
2622 Uwharrie Road
High Point, NC  27262
Attention:  Tom Lyons
Fax:  (336) 431-2124